NEWS RELEASE
                                                CONTACT:  George Daniels
                                                          Vice President/CFO
FOR IMMEDIATE RELEASE                                     (800) 423-3868



           ZERO CORPORATION COMPLETES SALE OF BURBANK FACILITY


LOS ANGELES (March 26, 1998) - ZERO Corporation (NYSE/PSE:ZRO) today announced that it completed the sale of its Burbank, California, facility under terms previously announced.  The purchaser is Ford Leasing Development

Company, a subsidiary of Ford Motor Company, which plans to develop the site into an automobile superstore with Herbert F. Boeckmann, II, owner of

Galpin Ford.



Wilford D. Godbold, Jr., president and chief executive officer of ZERO

Corporation, said, "The city of Burbank sought a high-end use for our property.

We worked with the city to achieve its master plan and are pleased that the property will now be used as a world-class retail automobile facility."



ZERO Corporation's primary business is protecting electronics, where it serves the system packaging, thermal management and engineered case requirements of the telecommunications, instrumentation and data processing markets.  ZERO also serves the air cargo industry and produces the famous line of ZERO

Halliburton(R) cases for consumers worldwide.  More information on ZERO is available at its home page at www.zerocorp.com.

                                   #   #   #

ZERO Corporation, 444 South Flower, Suite 2100, Los Angeles, California 90071

                                  EXHIBIT 99.1
Page 4 of 4 pages